Exhibit 10.25

Execution Version

RESTRICTED UNIT AND BONUS AWARD AGREEMENT

This Restricted Unit and Bonus Award Agreement (“Agreement”), dated April 1, 2022 (the “Grant Date”), between NuScale Power, LLC, an Oregon limited liability company (the “Company”), and Dale Atkinson (“Executive”). The Company and Executive are each a “Party” and collectively the “Parties.”

RECITALS

A.       In order to provide an incentive for Executive to continue as the Chief Operating Officer (“COO”) of the Company and to continue to exert Executive’s best efforts on behalf of the Company, the Company desires to award a cash bonus and Common Units having an aggregate value of $1.25 million as of the Grant Date to Executive as provided in this Agreement.

B.       The Company expects to complete a business combination with Spring Valley Acquisition Corp. (“Spring Valley”), pursuant to which a subsidiary of Spring Valley will merge with and into the Company, with the Company as the surviving business entity in the merger (the “Merger”). The effective time of the Merger is referred to herein as the “Effective Time.” Prior to the Effective Time, Spring Valley will change its name to “NuScale Power Corporation,” which is referred to herein as “NuScale Corp.”

C.       The Parties intend that this Agreement constitute a written compensation contract under Rule 701 under the Securities Act of 1933, as amended (the “Act”).

D.       Executive accepts the award on the terms and conditions contained herein.

AGREEMENT

The Parties agree as follows:

1.       Unit Award. Subject to (a) and conditioned on Executive executing and delivering to the Company the Joinder Agreement to the Fifth Amended and Restated Operating Agreement of the Company (as it may be amended from time to time, including pursuant to the Merger, “LLC Agreement”), attached hereto as Exhibit A, and (b) reduction of the number of Common Units to be issued hereunder pursuant to Section 9 hereof, the Company awards and issues, effective as of immediately prior to the Effective Time (the date of such issuance, “Issuance Date”), 342,778 of the Company’s Common Units (the “Units” and as reduced in accordance with Section 9 hereof, the “Issued Units”) to Executive as a unit award. The Company will amend Schedule A to the LLC Agreement to register the Issued Units in the name of Executive as of immediately prior to the Effective Time.

2.       Vesting; Forfeiture; Other Restrictions; Definition of Cause.

2.1       Vesting. All of the Issued Units are nonvested and forfeitable as of the Grant Date and the Issuance Date. If Executive’s employment by the Company or any affiliate of the Company (including, after the Effective Time, NuScale Corp) is continuous from the Grant Date through the earlier of (a) the one year anniversary of the Issuance Date, (b) the effective date of Executive’s retirement, so long as such date is on or after January 1, 2023, (c) the date of Executive’s death, or (d) the date on which Executive is terminated by the Company or any affiliate of the Company (including, after the Effective Time, NuScale Corp) without Cause (as defined below) ((a), (b), (c), or (d) as applicable, the “Vesting Date”), all of the Issued Units will become vested and nonforfeitable on the Vesting Date. All of the Issued Units will remain unvested and forfeitable until the Vesting Date, and if Executive’s employment by the Company or any affiliate of the Company (including, after the Effective Time, NuScale Corp) ceases for any reason (other than as a result of Executive’s death or a termination by the Company or any affiliate of the Company (including, after the Effective Time, NuScale Corp) without Cause) prior to the Vesting Date, none of the Issued Units will vest or become nonforfeitable.

2.2       Forfeiture. If Executive’s employment by the Company or any affiliate of the Company (including, after the Effective Time, NuScale Corp) ceases for any reason (other than as a result of Executive’s death or a termination by the Company or any affiliate of the Company (including, after the Effective Time, NuScale Corp) without Cause) prior to the Vesting Date, subject to Section 2.4, all of the Issued Units will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration therefor and Executive will have no further right, title or interest in or to such Issued Units. Notwithstanding anything in this Section 2.2 to the contrary, the forfeiture restriction with respect to all of the Issued Units shall lapse immediately and automatically upon Executive’s death or Executive’s termination by the Company or any affiliate of the Company (including, after the Effective Time, NuScale Corp) without Cause so long as Executive is employed by the Company (or after the Effective Time, by the Company or NuScale Corp) as COO immediately prior to Executive’s death or such termination without Cause.

2.3       LLC Agreement. In addition to the forfeiture restriction and the other limitations set forth in this Section 2, Executive acknowledges and agrees that, as a party to the LLC Agreement, the Issued Units will be subject to the restrictions on transfer and other terms and conditions set forth in the LLC Agreement.

2.4       Effect of Merger. The Parties acknowledge that the Issued Units will be converted in the Merger to Class B Units of the Company, which may be exchanged in the future for shares of Class A Common Stock of NuScale Corp. The Parties acknowledge and agree that the terms of this Agreement, including the forfeiture restrictions and the other limitations set forth in this Section 2 shall continue to apply to Executive with respect to such Class B Units and any shares of Class A Common Stock of NuScale Corp for which such Class B Units may be exchanged. At and after the Effective Time, NuScale Corp shall be a third party beneficiary to this Agreement and may enforce its terms, including with respect to the forfeiture of Class A Common Stock of NuScale Corp.

2.5       Definition of Cause. “Cause” as determined in the reasonable judgment of the Company, means Executive’s (a) commission of any felony or any crime involving moral turpitude or dishonesty; (b) participation in a fraud against the Company or any affiliate of the Company (including, after the Effective Time, NuScale Corp); (c) willful and material breach of Executive’s duties that has not been cured within thirty (30) days after written notice from the Company of such breach; (d) intentional and material damage to the Company’s or any of its affiliates’ (including, after the Effective Time, NuScale Corp’s) property; (e) material violation of the Company or its affiliates’ (including, after the Effective Time, NuScale Corp’s) policies or (f) material breach by Executive of his/her employee proprietary information and inventions assignment agreement with the Company. Executive will not be deemed to have been terminated for Cause unless and until there has been delivered to Executive written notice that Executive has engaged in conduct constituting Cause. The determination of Cause will be made by the Company’s Organization and Compensation Committee.

3.       Stock Certificate Legend. All certificates, if any, representing any of the Issued Units, any of the Class B Units into which the Issued Units are converted in the Merger or any shares of Class A Common Stock of NuScale Corp into which such Class B Units may be exchanged shall contain the following legends and any legends required by the LLC Agreement.

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND OBLIGATIONS OF REPURCHASE AS SET FORTH IN A RESTRICTED UNIT AWARD AGREEMENT BETWEEN NUSCALE POWER, LLC AND THE REGISTERED HOLDER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF NUSCALE POWER, LLC.”

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO NUSCALE POWER, LLC THAT SUCH REGISTRATION IS NOT REQUIRED.”

4.       Transfer on Books of Company. The Company shall not be required (a) to transfer on its books any of the Issued Units which have been sold or transferred in violation of any of the provisions set forth in this Agreement or the LLC Agreement or (b) to treat as owner of such Issued Units, to accord the right to vote as such owner to, or to make distributions to, any transferee to whom such Issued Units shall have been so transferred.

5.       Restricted Securities. Executive understands and acknowledges that the issuance of the Issued Units has not been registered under the Act or applicable state securities laws, that the Issued Units must be held indefinitely unless subsequently registered under the Act and applicable state securities laws or unless an exemption from such registration requirement is available, that the Company is under no obligation to register the Issued Units, and that the certificates representing the Issued Units, if any, will be stamped with the legends described in Section 3 of this Agreement. Executive agrees to comply with the transfer restrictions specified in the legends described in Section 3.

6.       Bonus. Subject to this Section 6, the Company shall pay Executive a bonus of $684,416.30 (the “Cash Bonus”), subject to applicable tax withholding. The Cash Bonus, less applicable tax withholding, shall become payable as of immediately prior to the Effective Time but may be paid promptly after the Effective Time.

7.       Representations and Warranties. Executive represents, warrants and agrees as follows:

7.1       Acquisition for Own Account. The Issued Units are being acquired for investment for the account of Executive and not with a view to the resale or distribution of any part thereof, and Executive has no intention of selling, granting any participation in, or otherwise distributing the same. No other person has an interest in the Issued Units.

7.2       Knowledge and Experience. Executive (a) has a preexisting business or personal relationship with the Company such as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company, or (b) either alone or with the professional advisers of Executive, which such advisers are unaffiliated with, have no equity interest in and are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has such knowledge and experience in financial and business matters that Executive is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect Executive’s own interests in connection with Executive’s proposed investment.

7.3       Receipt of Information. Executive has had an opportunity to ask questions and receive answers concerning the Company and the terms and conditions of an investment in the Company, and has received all information Executive believes is necessary or desirable in connection with an investment in the Company. Executive understands and acknowledges that no federal or state agency has made any finding or determination as to the fairness of Executive’s proposed investment or any recommendation or endorsement of the Units.

7.4       Residence. Executive is a resident of the State of Oregon.

8.       Vesting Restrictions; 83(b) Election. The Units are subject to certain vesting and transfer restrictions pursuant to this Agreement, and the Company believes those restrictions will result in the Units being “substantially nonvested” and subject to a “nonlapse restriction” for purposes of Section 83 of the Internal Revenue Code 1986, as amended (the “Code”). Executive shall make an election under Section 83(b) of the Code (“83(b) Election”) not later than 30 days after the date the Units are transferred to Executive. It is a condition to the issuance of the Units to Executive that Executive will make a timely and valid 83(b) Election. By making an 83(b) Election, Executive will elect to include in the taxable income of Executive for the year the Units are transferred to Executive, the fair market value of the Units (as determined for federal income tax purposes) on the date of transfer. The Company’s board of managers has determined that the value of the Common Units for this purpose, treating the vesting and transfer restrictions as nonlapse restrictions under the Code, is $1.65 per unit, which is the per-unit amount that the Company intends to report as wages income for purposes of payroll tax withholding and reporting for the year of transfer. Executive acknowledges that the Internal Revenue Service could assert that the value of the Units on the date of transfer is higher or lower. Simultaneously with the execution and delivery of this Agreement, Executive will execute and deliver to the Company a fully completed 83(b) Election, and Executive hereby authorizes the Company to file the election with the Internal Revenue Service on behalf of Executive. Executive acknowledges, by checking the applicable box below, that Executive files Executive’s federal income tax return with the

☒	Ogden, UT 84201
☐	Other (please specify)

Service Center of the Internal Revenue Service. Executive agrees to report such income on Executive’s federal, state and local income tax returns, as applicable, in a manner consistent with the 83(b) Election for the year of the election.

9.       Tax Withholding and Reporting. All payments hereunder will be made subject to any applicable federal, state and local income, employment and other tax withholding. The Company and Executive agree and acknowledge that the fair market value of the Units will be treated as ordinary compensation income to Executive for federal, state and local income and employment tax purposes, and will be subject to applicable tax withholding as determined by the Company in its sole discretion. The Company and Executive agree and acknowledge that the number of Units granted to Executive hereunder will be reduced by the number of the Units having a value equal to the tax withholding amount otherwise attributable to the issuance of the Units, as determined by the Company in its sole discretion, and that the Company will pay such applicable tax withholding amount to the relevant taxing authorities. Executive understands and acknowledges that the amount of Executive’s 2022 federal, state and local income tax liability related to the receipt of the Units may be more or less than the tax withholding amount, and Executive shall not be entitled to any additional payment from the Company, and shall not be required to make any payment to the Company, in respect of such tax liability.

10.       Miscellaneous.

10.1       Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the Parties with regard to the subject matter hereof and may be amended only by written agreement between the Company and Executive.

10.2       Notices. Any notice required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally to the Party to whom it is addressed or when deposited into the United States Mail as registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at the address of the Company shown below its signature or to Executive at the address shown below Executive’s signature, or at such other address as such Party may designate by ten (10) days’ advance written notice to the other Party.

10.3       Rights and Benefits; No Third Party Beneficiaries. Subject to the restrictions on transfer set forth in this Agreement, the rights and benefits of this Agreement shall inure to the benefit of and be enforceable by, and the obligations herein shall be binding upon, the successors and assigns of the Company and the heirs, executors, administrators, successors and assigns of Executive. Except as otherwise expressly provided in this Agreement (including in Section 2.4), this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any person other than the Parties and such successors and assigns any legal or equitable rights hereunder

10.4       Further Action. The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.5       Applicable Law; Attorneys’ Fees. The terms and conditions of this Agreement shall be governed by the laws of the State of Oregon, without regard to any conflicts of law principles that would cause the law of any jurisdiction other than the State of Oregon to govern. In the event a Party institutes litigation hereunder, the prevailing Party shall be entitled to reasonable attorneys’ fees to be set by the trial court and, upon any appeal, the appellate court.

10.6       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

THE COMPANY:	NUSCALE POWER, LLC

	By:	/s/ Robert K. Temple Bob Temple Date: 2022.04.06 09:03:03 - 07'00'
Name:
Title:
		Address:	6650 SW Redwood Lane, Suite 210 Portland, OR 97224

EXECUTIVE:		/s/ Dale Atkinson Date: 2022.04.06 08:58:07 - 07'00'
Dale Atkinson
		Address:	15509 NE Eilers Rd. Aurora, OR 97002

EXHIBIT A

JOINDER AGREEMENT

Pursuant to Section 10.2 of the Fifth Amended and Restated Operating Agreement, dated April 1, 2021, as amended from time to time (the “Operating Agreement”), of NuScale Power, LLC, an Oregon limited liability company (the “Company”), the undersigned holder of Common Units of the Company hereby accepts and agrees to be bound by all of the terms and conditions of the Operating Agreement as a Member. Without limiting the generality of the foregoing, the undersigned agrees to and grants a power of attorney pursuant to Section 14.2 of the Operating Agreement.

This Joinder Agreement constitutes a counterpart to the Operating Agreement contemplated by Section 3.1(d) of the Operating Agreement and a letter of acceptance contemplated by Section 10.2 of the Operating Agreement.

The undersigned acknowledges receipt of a copy of the Operating Agreement and agrees that all Units held by the undersigned from time to time shall be held in accordance with the terms of the Operating Agreement. Each capitalized term used but not defined in this Joinder Agreement shall have the meaning given to it in the Operating Agreement.

Dated: ________________, 2022.

Dale Atkinson

Address:	15509 NE Eilers Rd. Aurora, OR 97002